Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Ginkgo Bioworks Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(2)
Equity	Class A common stock, par value $0.0001 per share	457(c) and 457(h)	34,070,274(3)	$2.64	$89,945,523.00	0.00011020	$9,912.00
Equity	Class B common stock, par value $0.0001 per share	457(c) and 457(h)	34,070,274(4)	$2.64	$89,945,523.00	0.00011020	$9,912.00
Total Offering Amounts					$179,891,047.00		$19,824.00
Total Fee Offsets							$788.14
Net Fee Due							$19,035.86

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of Ginkgo Bioworks Holdings, Inc. (the “Company” or the “Registrant”) that become issuable under the Ginkgo Bioworks Holdings, Inc. 2022 Inducement Plan (the “2022 Inducement Plan”) and the Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan (the “2021 Incentive Award Plan”), as applicable, by reason of any future share splits, share dividends, recapitalizations or any other similar transactions effected without the receipt of consideration by the Company, which results in an increase in the number of outstanding shares of Class A Common Stock or Class B Common Stock. The shares authorized for issuance under the 2022 Inducement Plan and the 2021 Incentive Award Plan can be either in the form of Class A Common Stock (that is convertible to Class B Common Stock on a one-for-one basis) or Class B Common Stock (that is convertible to Class A Common Stock on a one-for-one basis), as determined by the Company. As a result, we have registered the maximum number of shares of Class A Common Stock and the maximum number of shares of Class B Common Stock that could be issued.

(2)

Pursuant to Rules 457(c) and 457(h) under the Securities Act, the registration fee was computed on the basis of the average of the high and low prices of the Company’s common stock on the New York Stock Exchange on October 17, 2022.

(3)

Represents: (i) 25,000,000 shares of Class A Common Stock reserved for future issuance under the 2022 Inducement Plan; (ii) 6,821,263 additional shares of Class A Common Stock reserved for future issuance under the 2021 Incentive Award Plan, which shares are being registered in connection with the Agreement and Plan of Merger, dated July 24, 2022 (the “Merger Agreement”), by and among the Registrant, Zymergen Inc., a Delaware public benefit corporation (“Zymergen”), and Pepper Merger Subsidiary Inc., a Delaware corporation and an indirect wholly owned subsidiary of Registrant (“Merger Sub”), pursuant to which, on October 19, 2022, Merger Sub merged with and into Zymergen (the “Merger”), with Zymergen continuing as the surviving corporation and, immediately prior to the effective time of the Merger, 7,431,824 unvested Zymergen restricted stock units were cancelled and converted into 6,821,263 Ginkgo unvested restricted stock units under the 2021 Incentive Award Plan in substitution for such unvested Zymergen restricted stock units; and (iii) 2,249,011 additional shares of Class A Common Stock under the 2021 Incentive Award Plan, representing shares available for grant under Zymergen’s pre-existing equity incentive plan that are being assumed by the Registrant pursuant to New York Stock Exchange Listed Company Manual Section 303A.08.

(4)

Represents: (i) 25,000,000 shares of Class B Common Stock reserved for future issuance under the 2022 Inducement Plan; (ii) 6,821,263 additional shares of Class B Common Stock reserved for future issuance under the 2021 Incentive Award Plan, which shares are being registered in connection with the Merger Agreement, by and among the Registrant, Zymergen, and Merger Sub, pursuant to which, on October 19, 2022, Merger Sub merged with and into Zymergen, with Zymergen continuing as the surviving corporation and, immediately prior to the effective time of the Merger, 7,431,824 unvested Zymergen restricted stock units were cancelled and converted into 6,821,263 Ginkgo unvested restricted stock units under the 2021 Incentive Award Plan in substitution for such unvested Zymergen restricted stock units; and (iii) 2,249,011 additional shares of Class B Common Stock under the 2021 Incentive Award Plan, representing shares available for grant under Zymergen’s pre-existing equity incentive plan that are being assumed by the Registrant pursuant to New York Stock Exchange Listed Company Manual Section 303A.08.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing	File #	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims (1)	Zymergen Inc.	S-8	333-263979	March 30, 2022	—	$788.14	Equity	Common Stock	2,450,170	$8,502,089.90	—
Fee Offset Sources (1)	Zymergen Inc.	S-8	333-263979	—	March 30, 2022	—	—	—	—	—	$788.14

(1)

On March 30, 2022, Zymergen Inc. registered 5,152,264 shares of Common Stock, par value $0.001 per share (the “Zymergen Common Stock”) on a Form S-8 registration statement (File No. 333-263979) (the “Zymergen S-8”) to be issuable under the Zymergen, Inc. 2021 Incentive Award Plan (the “Zymergen Incentive Award Plan”). A registration fee of $1,657.32 was paid in connection of the filing of the Zymergen S-8. Of the 5,152,264 shares of Zymergen Common Stock registered on the Zymergen S-8, 2,450,170 shares of Zymergen Common Stock were not issued pursuant to the Zymergen Incentive Plan. Pursuant to Rule 457(p), the unused portion of the Zymergen S-8 previously paid that may be used as an offset against this filing or future filings is equal to $788.14. On October 19, 2022, in connection with the Merger, Zymergen filed a post-effective amendment to the Zymergen S-8 removing from registration all securities registered but unsold or otherwise unissued under the Zymergen S-8 and terminating the effectiveness of the Zymergen S-8.